Exhibit 99.1

Inland Real Estate Corporation
2901 Butterfield Road
Oak Brook, IL 60523
(888) 331-4732
www.inlandrealestate.com

 News Release

Inland Real Estate Corporation (Investors/Analysts):	Inland Communications, Inc. (Media):
Dawn Benchelt, Investor Relations Director	Matthew Tramel, Media Relations Director
(630) 218-7364	(630) 218-8000 x4896
ir@inlandrealestate.com	tramel@inlandgroup.com

Inland Real Estate Corporation

Announces Commencement of Tender/Exchange Offer for

Its Outstanding 4.625% Convertible Senior Notes due 2026 and

Solicitation of Consent for Proposed Amendment to the Related Indenture

OAK BROOK, Ill. (June 29, 2010) — Inland Real Estate Corporation (NYSE: IRC) today announced that it has commenced an offer to exchange or purchase, subject to the limitations described below, all of its outstanding 4.625% Convertible Senior Notes due 2026 (the “Old Notes”).  The purpose of the offer is to improve the Company’s financial flexibility by extending the repurchase (at the option of the holders) and maturity dates of the Company’s existing convertible senior indebtedness and by reducing the Company’s overall indebtedness through retirement of some of the Old Notes.

Under the terms and subject to the conditions of the offer, for each validly tendered and accepted $1,000 principal amount of Old Notes, an eligible holder may elect to receive: (1) $1,000 principal amount of a new series of 5.0% Convertible Senior Notes due 2029 (the “New Notes”); (2) a cash payment of $1,000, provided that if the cash required to purchase all of the Old Notes tendered exceeds $15 million, the Company will accept the Old Notes tendered for purchase on a pro rata basis; or (3) a combination of the first two options, subject to the $15 million cash payment limit.  The Company will also pay in cash all accrued and unpaid interest on Old Notes tendered by holders, and accepted by the Company, for exchange or purchase pursuant to the offer up to but excluding the settlement date, which will occur promptly after the expiration date.

In connection with the offer, the Company is also soliciting, from holders of the Old Notes, consents to a proposed amendment to the indenture governing the Old Notes, to amend the default provisions contained therein to mirror those in the indenture governing the New Notes. The Company believes that, if effected, the proposed amendment will provide it with additional flexibility to negotiate with its lenders, and the lenders of its subsidiary debt, to the extent it becomes necessary.  Any holder that tenders Old Notes, and whose Old Notes are accepted by the Company, for exchange or purchase pursuant to the offer will be deemed to have delivered a valid consent to the indenture amendment.

The full terms of the offer and consent solicitation, including descriptions of the New Notes and the material differences between the New Notes and the Old Notes, and other information relating to the offer and consent solicitation and the Company are contained in the prospectus filed with the Securities and Exchange Commission on June 29, 2010 (the “Prospectus”), and the related letter of transmittal and consent filed as exhibits to the Schedule TO filed by the Company with the Securities and Exchange Commission on June 29, 2010.

The offer and consent solicitation for the outstanding notes will expire at 5:00 P.M., New York City time, on July 28, 2010, unless earlier terminated or extended by the Company. Tendered Old Notes may be withdrawn at any time before 5:00 P.M., New York City time on the expiration date.  In addition, holders may withdraw any tendered Old Notes that are not accepted by the Company for exchange or purchase after the expiration of 40 days following today’s commencement of the offer.  The completion of the offer and consent solicitation are subject to customary conditions described in the Prospectus, and the amendment to the indenture governing the Old Notes will become effective only if the Company receives valid consents from holders of a majority in aggregate principal amount of the Old Notes.  Subject to applicable law, the Company may in its sole discretion waive conditions applicable to the offer and consent solicitation and may extend, terminate or amend the offer and consent solicitation.

Macquarie Capital (USA) Inc. has been retained to act as the dealer manager in connection with the offer and consent solicitation.  The exchange and information agent for the offer and consent solicitation is Global Bondholder Services Corporation.  Questions, requests for assistance and requests for additional copies of the Prospectus and transmittal materials governing the offer and consent solicitation may be directed to the dealer manager or information agent at each of their addresses set forth below:

Macquarie Capital (USA) Inc.	Global Bondholder Services Corporation
125 West 55th Street	65 Broadway — Suite 404
New York, New York 10019	New York, New York 10006
(212) 231-6594	Attn: Corporate Actions
Banks and Brokers call: (212) 430-3774
Toll free: (866) 807-2200

Holders of Old Notes should read the Prospectus and related transmittal materials governing the offer and consent solicitation before making a decision to tender all or any portion of their Old Notes for exchange or purchase, or deliver a consent pursuant to the consent solicitation.  Holders may obtain these documents free of charge from the exchange and information agent at the address and telephone numbers listed above or from the Securities and Exchange Commission’s website at www.sec.gov.

Neither the Company, its officers, its board of directors, the exchange agent, the information agent nor the dealer manager is making any recommendation as to whether holders of the Old Notes should tender all or any portion of their Old Notes for exchange or purchase, or deliver a consent pursuant to the consent solicitation.

This news release does not constitute an offer to sell the New Notes or the solicitation of an offer to exchange or purchase the Old Notes, nor will there be any sale of the New Notes in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.  The offer and consent solicitation is made only pursuant to the Prospectus.

About Inland Real Estate Corporation

Inland Real Estate Corporation is a self-administered and self-managed publicly traded real estate investment trust that owns interests in over 140 open-air neighborhood, community, power and lifestyle retail centers and single-tenant properties located primarily in the Midwestern United States, with aggregate leasable space of more than 14 million square feet. Additional information on Inland Real Estate Corporation is available at http://www.inlandrealestate.com.

Certain statements in this press release, including statements related to the terms and timing of the offer and consent solicitation and the Company’s ability to achieve the stated purpose of the offer and consent solicitation, constitute “forward-looking statements.”  Forward-looking statements are statements that are not historical, including statements regarding management’s intentions, beliefs, expectations, representations, plans or predictions of the future and are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “may,” “will,” “should” and “could.”  These forward-looking statements are not historical facts but are the intent, belief or current expectations of the Company’s management based on their knowledge and understanding of the business and industry, the economy and other future conditions. These statements are not guarantees of future performance, and investors should not place undue reliance on forward-looking statements. Actual results may differ materially from those expressed or forecasted in the forward-looking statements due to a variety of risks, uncertainties and other factors, including but not limited to the factors disclosed in the Prospectus under “Risk Factors” and incorporated by reference therein to the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, as filed with the Securities and Exchange Commission on February 26, 2010.  The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results.